UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

March 7, 2005

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

805-447-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 7, 2005, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Amgen Inc. (“Amgen” or the “Company”) approved amendments to (and restatement of) the Company’s Amended and Restated 1991 Equity Incentive Plan (the “1991 Plan”) and the corresponding amendments to (and restatement of) the Amgen Inc. Performance Award Program (the “Performance Program”), as well as amendments to (and restatement of) the Amgen Inc. Amended and Restated 1997 Equity Incentive Plan (formerly known as the Tularik Inc. 1997 Equity Incentive Plan, the “Acquired 1997 Plan”) and the Amended and Restated 1999 Equity Incentive Plan (formerly known as the Immunex Corporation 1999 Stock Option Plan, the “1999 Plan,” and together with the 1991 Plan, and the Acquired 1997 Plan, the “Plans”). The Compensation Committee also approved corresponding amendments to (and restatement of) the forms of grant of stock option agreements and the performance unit agreement. Additionally, the Compensation Committee approved forms of restricted stock unit agreements for grant of such units to the Company’s employees under the 1991 Plan and the Acquired 1997 Plan. Further, the Compensation Committee also approved the awards to certain executives under the Performance Program and the Amgen Inc. Executive Incentive Plan (the “EIP”) and established performance goals and target awards for 2005 under the EIP for certain executives. A description of these amendments and restatements, these awards and these goals and targets follows below.

Amendment and Restatement of the Plans and Corresponding Amendment and Restatement of the Performance Program.

The Amendment and Restatement of the Plans, among other things, (a) authorizes the Board or the Compensation Committee to delegate to a committee of one or more members of the Board the authority to grant or amend Stock Awards (as defined in each of the respective Plans) available under each respective Plan, (b) clarifies the definition of a Stock Award under the terms of the respective Plans, and (c) revises, with respect to future awards, the provisions pertaining to the extension of the term of stock option grants and the acceleration of the vesting schedule of Stock Awards after termination of employment with the Company in the event of the death or total disability of an employee in the Plans; moving the specific terms regarding death and disability into the corresponding equity award documents as described below. The corresponding amendment to (and restatement of) the Performance Program, a program operating under the 1991 Plan, also amends, with respect to future awards, the provisions pertaining to the manner in which performance units granted under such program may vest upon an employee’s termination of employment with the Company in the event of the total disability or Voluntary Retirement (as defined in the Performance Program) of such employee; requiring an employee to first execute a general release provided by the Company before the vesting schedule of an award may be accelerated. The Company has also amended the Performance Program to permit the Company to amend the Performance Program in the event the Company determines that the performance award units would be subject to Section 409A of the Code. In such an event, the Company may amend the Performance Program as it may determine is necessary or desirable either for the performance award units to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the performance award units. The form of these amendments (and restatement) of the 1991 Plan and the corresponding form of the amendments to (and restatement of) the Performance Program, as well as the form of amendments to (and restatement of) the Acquired 1997 Plan and the 1999 Plan are filed with this report as Exhibits 10.1, 10.4, 10.2 and 10.3, respectively.

Amended and Restated or New Forms of Equity Incentive Award Agreements.

In connection with the amendments to (and restatement of) of the Plans described above with respect to the provisions pertaining to the extension of the term of stock option grants and the acceleration of the vesting schedule of Stock Awards after termination of employment with the Company in the event of the death or total disability of an employee, as well as other administrative modifications, and in connection with the amendments to (and restatement of) the Performance Program, the Compensation Committee approved amendments to (and restatement of) the forms of stock option grant agreements for each of the Plans and the form of the performance award unit for the Performance Program with respect to future awards. Additionally, the Compensation Committee also approved forms of restricted stock unit agreements for use under the 1991 Plan and the Acquired 1997 Plan as described below.

Amended and Restated Forms of Stock Option Grant Agreements

The amended and restated forms of stock option grant agreements provide, among other things, that (a) in the event of the total disability of an employee, the period available for an employee to exercise a stock option grant would be extended from three months after termination of such employee’s employment due to disability to twelve months and (b) in the event of the death or total disability of an employee the vesting schedule of a stock option grant would be accelerated so that (i) if such individual has been employed by the Company for less than five (5) full years, stock options that were scheduled to vest by December 31 of the first year following the year in which such termination occurs would be accelerated, or (ii) if such individual has been employed by the Company for five (5) or more full years, all options awarded thereunder would be accelerated. Additionally, the amended and restated forms of stock option grant agreements provide that, in the event of the Voluntary Retirement (as defined in each of the applicable grant agreements) of an employee, the period available for an employee to exercise a stock option grant would be extended from three months after termination of such employee’s employment due to Voluntary Retirement to eighteen months. Additionally, the agreements require an employee to first execute a general release provided by the Company in the event of such employee’s total disability or Voluntary Retirement before the vesting schedule of an award may be accelerated.

Restricted Stock Unit Agreements

The forms of restricted stock unit agreements provide for the granting of restricted stock units that convert on a one-to-one basis into shares of Company Common Stock on an installment basis so long as an individual is actively employed by the Company as set forth in the restricted stock unit agreement. Additionally, the forms of restricted stock unit agreements provide that, in the event of the death or total disability of an individual, the vesting schedule of a restricted stock unit grant would be accelerated so that (i) if such individual has been employed by the Company for less than five (5) full years, restricted stock units that were scheduled to vest by December 31 of the first year following the year in which such termination occurs would be accelerated, or (ii) if such individual has been employed by the Company for five (5) or more full years, restricted stock units that were scheduled to vest by December 31 of the second year following the year in which such termination occurs would be accelerated. The forms of restricted stock unit agreements also provides that the vesting schedule of a restricted stock unit grant would be accelerated in full upon the Voluntary Retirement (as defined in the applicable restricted stock unit agreement) of an employee. Additionally, the agreements require an employee to first execute a general release provided by the Company in the event of such employee’s total disability or Voluntary Retirement before the vesting schedule of an award may be accelerated.

The forms of the amended and restated forms of stock option grant agreements and the restricted stock unit agreements for the 1991 Plan and the Acquired 1997 Plan are filed with this report as Exhibits 10.5 and 10.6, respectively. The forms of the amended and restated forms of stock option grant agreements for the 1999 Plan are filed with this report as Exhibit 10.7.

Amended and Restated Form of Performance Unit Agreement

The amended and restated form of performance unit agreement, among other things, permits the Company to amend the performance unit agreement as it may determine is necessary or desirable either for the performance units to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the performance units. The amended and restated form of the performance unit agreement contains provisions designed to improve administration of such agreements, including provisions related to improved efficiencies in the payment of the par value for vested shares of Company Common Stock, as well as tax withholding obligations. The amended and restated form of performance unit agreement for the Performance Program is filed with this report as Exhibit 10.8.

Performance Program Awards

The Company has established a long term performance based program under the 1991 Plan and is denominated in performance units. On March 7, 2005, in addition to the amendments to the Performance Program and the performance unit agreement under the Performance Program set forth above, the Compensation Committee approved awards to the named executive officers under the Performance Program for the 2005-2007 performance period, which commenced January 1, 2005 and ends December 31, 2007. The Compensation Committee has also previously approved awards to the named executive officers for the 2004-2006 performance period; this period commenced January 1, 2004 and ends December 31, 2006.

Under the Performance Program, a performance unit is a right granted to a participant under the Performance Program to receive Company Common Stock, the payment of which is contingent upon the Company achieving specified performance goals pre-established by the Compensation Committee. Performance units are assigned a unit value based on the fair market value of a share of Common Stock on the grant date.

Performance Program Awards

Name	2004 Award Units (#) (1)	2005 Award Units (#)(2)
Kevin Sharer	112,500	90,000
Dennis Fenton	37,500	30,000
George Morrow	37,500	30,000
Richard Nanula	37,500	30,000
Roger Perlmutter	37,500	30,000

(1)	For the 2004-2006 performance period, the value of one performance unit is $59.48, which was the fair market value of a share of Common Stock on March 15, 2004, the grant date.
(2)	For the 2005-2007 performance period, the value of one performance unit will be the fair market value of a share of Common Stock on March 15, 2005, the grant date, which is not determinable as of the date of this filing.

The performance goals for the 2004-2006 and the 2005-2007 respective performance periods are based on (i) the Company’s independent financial performance and (ii) comparative financial performance, in each case with respect to compound annual growth rates for revenue and earnings per share, as such metrics are defined in the goals for each of the 2004-2006 and 2005-2007 performance periods. The ultimate number of performance units earned is based on the level of the Company’s individual and comparative financial performance. The Company’s individual financial performance is evaluated against pre-established thresholds and targets for the performance goals. However, if the Company’s individual performance is below the minimum specified level for either revenue or earnings per share growth, then no individual performance is achieved with respect to that measure (regardless of comparative performance). For the comparative performance measure, the Company ranks, from highest to lowest, the performance of each company in a pre-established peer group (consisting of leading biotechnology and pharmaceutical companies) based on such other company’s revenue and earnings per share compound annual growth rates for the respective 2004-2006 and 2005-2007 performance periods. The higher the Company ranks with respect to relative revenue and earnings per share growth, the greater the level of achievement. The Company’s independent performance results and its comparative performance results, which are determined by the Compensation Committee after the end of the relevant performance period, are combined under a set formula to determine an ultimate level of attainment of goals, which is expressed as a percentage. This percentage, which may range from 0% to 225%, is multiplied by the number of performance units initially granted. The resulting number of performance units is multiplied by the initial value per unit to determine the aggregate dollar value of the award. The aggregate dollar value of the award is divided by the Share Price (as defined below) to determine the number of shares of Common Stock then payable to a participant. The Compensation Committee is required to determine the amount of the performance award payable to each participant within six months following the end of the applicable performance period. The “Share Price” is the average of the daily closing prices of a share of Common Stock on NASDAQ for the 30 trading days ending seven trading days immediately preceding the date that the Compensation Committee determines the amount of the award payable to participants. Accordingly, the number of shares of Common Stock that will be delivered to each named executive officer, if any, for either of the 2004-2006 or the 2005-2007 performance periods cannot be determined at this time. If a participant’s employment with the Company is terminated prior to the last business day of a performance period by reason of such participant’s voluntary retirement (assuming the participant is retirement eligible under the program), death or disability, the prorated amount of such participant’s award, if any, applicable to such performance period will be paid. Notwithstanding the foregoing, if a participant’s employment with the Company is terminated for any reason within six months following the commencement of a performance period, all of such participant’s rights to an award for such performance period are forfeited. It is the Company’s intent that awards under the Performance Program satisfy any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code.

EIP Awards and Performance Goals and Target Awards

The Company has established a cash bonus plan that is intended to result in awards that qualify as a performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). On March 7, 2005 the Compensation Committee (i) certified the attainment of performance goals and approved awards based on 2004 performance of the Company for each of the named executive officers, which awards will be paid in March 2005 and (ii) established performance goals and target awards for 2005 for each of the named executive officers. These items are as follows.

2004 Approved Awards

Name	Award ($)
Kevin Sharer	3,662,000
Dennis Fenton	1,210,000
George Morrow	1,500,000
Richard Nanula	1,095,000
Roger Perlmutter	1,260,000

2005 Target Awards

Participant	Target Award as a Percentage of Adjusted Net Income
Kevin Sharer	0.25% (twenty-five hundredths of one percent) of Adjusted Net Income
Dennis Fenton	0.15% (fifteen hundredths of one percent) of Adjusted Net Income
George Morrow	0.15% (fifteen hundredths of one percent) of Adjusted Net Income
Richard Nanula	0.15% (fifteen hundredths of one percent) of Adjusted Net Income
Roger Perlmutter	0.15% (fifteen hundredths of one percent) of Adjusted Net Income

The maximum total awards payable to all participants is 2.0% (two percent) of “Adjusted Net Income” for the 2005 performance period. Under the terms of the EIP, “Adjusted Net Income” means net income for such performance period computed in accordance with accounting principles generally accepted in the U.S. which may be adjusted by the Compensation Committee, as specified in writing, for each performance period, at the time the goal is established for the performance period, for the following:

(1)	any item of significant gain or loss for the performance period determined to be related to a change in accounting principle as reflected in Amgen’s audited consolidated financial statements;

(2)	amortization expenses associated with acquired intangible assets;

(3)	expenses associated with acquired in-process research and development; and

(4)	any other items of significant income or expense which are determined to be appropriate adjustments and are specified in writing by the Compensation Committee at the time the goal is established for the performance period.

The performance goal for the 2005 performance period is the production of Adjusted Net Income by the Company. For 2005, the Compensation Committee has approved a definition of “Adjusted Net Income” under the EIP that is as set forth above, with the exception that item (4) above has been replaced by “(4) retention and severance expense associated with acquisitions.”

The Compensation Committee reviews the results of the Company and the performance of each participant in order to determine the actual award to be paid, subject to the maximum award limits under the EIP. For 2004 and 2005 the maximum individual awards under the EIP are the same as the target awards. Specific performance areas that the Compensation Committee evaluated in 2004 included earnings per share growth and revenue growth; progress in Research and Development, including the advancement of the pipeline of potential future products; external outreach, in the form of licensing, partnerships, ventures, and business combinations; ensuring ample product supply; effective launch of new products; building scaleable processes that will support the Company’s growth objectives; and assembly of a diverse leadership team, and the development of Amgen leaders. Specific performance areas that the Compensation Committee has established as goals for 2005 and which are presently expected to be evaluated by the Compensation Committee for 2005 include earnings per share growth and revenue growth; progress in Research and Development, including the advancement of the pipeline of potential future products; competing effectively in a changing marketplace; development of leaders at all levels; and driving superior cross-company operations; however, at the time the Compensation Committee determines the actual amounts under the EIP for the 2005 performance period, the Compensation Committee may take into consideration other currently-unanticipated developments or activities. The payment of an award to a participant with respect to a performance period is conditioned upon the participant’s employment by the Company on the last day of the performance period, although the Compensation Committee has discretion to approve awards to Participants who have retired or whose employment has terminated after the beginning of the period for which an award is made, or to the designee or estate of a participant who died during such period. It is the Company’s intent that the EIP and awards made thereunder satisfy any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2005, the Board, approved two amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”). The first amendment, effective March 7, 2005, revises Section 15 of the Bylaws that governs the timing of submissions of, and the information that must be provided with, nominations and other items of business proposed by stockholders where such nomination or other business item will not be included in the Company’s proxy statement. The material provisions of this amendment are described further below. The second amendment, effective at the next annual meeting of stockholders (May 11, 2005) revises Section 16 of the Bylaws to decrease the authorized number of directors from 13 to 12.

Under the amended Section 15 of the Bylaws, in order to nominate a candidate for election to the Board or bring any other business before the stockholders at an annual meeting where such nomination or other business item will not be included in the Company’s proxy statement, a stockholder must notify the Company in writing and such notice must be delivered to the Company no earlier than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting.

The amended Section 15 of the Bylaws provides that a stockholder’s nomination must contain the following information about the nominee: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, (2) appropriate biographical information including, but not limited to, the nominee’s personal and professional experience and affiliations to permit the Board to determine whether such nominee meets the qualification and independence standards adopted by the Board, and (3) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The amended Section 15 of the Bylaws also provides that a stockholder’s notice of a proposed business item must include: (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting, and (4) any material interest in such business of the stockholder making the proposal.

Amended Section 15 of the Bylaws further provides that a stockholder giving notice of a nomination or a proposed business item must include the following information in the notice: (1) the name and address of the stockholder, (2) the class and number of shares of capital stock of the Company which are owned beneficially and of record by the stockholder, (3) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or business item, and (4) a representation whether the stockholder intends (a) to deliver a proxy statement and/or form of proxy to stockholders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or proposed business item.

The form of the Bylaws as amended effective March 7, 2005 is filed with this report as Exhibit 3.1. The amended Section 16 form of the Bylaws that will become effective May 11, 2005 is filed with this report as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

3.1	Amended and Restated Bylaws, amended as of March 7, 2005.

3.2	Form of the Amended Section 16 of the Amended and Restated Bylaws that will become effective May 11, 2005.

10.1	Amended and Restated 1991 Equity Incentive Plan (as of March 2005).

10.2	Amended and Restated 1997 Equity Incentive Plan, effective as of March 7, 2005.

10.3	Amended and Restated 1999 Equity Incentive Plan, effective as of March 7, 2005.

10.4	Amended and Restated Amgen Inc. Performance Award Program (Amended and Restated Effective March 7, 2005).

10.5	Forms of Stock Option Grant Agreements and Restricted Stock Unit Agreements for the 1991 Equity Incentive Plan (Amended and Restated Effective March 7, 2005).

10.6	Forms of Stock Option Grant Agreements and Restricted Stock Unit Agreements for the 1997 Equity Incentive Plan (Amended and Restated Effective March 7, 2005).

10.7	Forms of Stock Option Grant Agreements for the 1999 Equity Incentive Plan (Amended and Restated Effective March 7, 2005).

10.8	Form of Performance Unit Agreement (Amended and Restated Effective March 7, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: March 11, 2005	By:	/s/ David J. Scott
	Name:	David J. Scott
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document Description
3.1	Amended and Restated Bylaws, amended as of March 7, 2005.

3.2	Form of the Amended Section 16 of the Amended and Restated Bylaws that will become effective May 11, 2005.

10.1	Amended and Restated 1991 Equity Incentive Plan (as of March 2005).

10.2	Amended and Restated 1997 Equity Incentive Plan, effective as of March 7, 2005.

10.3	Amended and Restated 1999 Equity Incentive Plan, effective as of March 7, 2005.

10.4	Amended and Restated Amgen Inc. Performance Award Program (Amended and Restated Effective March 7, 2005).

10.5	Forms of Stock Option Grant Agreements and Restricted Stock Unit Agreements for the 1991 Equity Incentive Plan (Amended and Restated Effective March 7, 2005).

10.6	Forms of Stock Option Grant Agreements and Restricted Stock Unit Agreements for the 1997 Equity Incentive Plan (Amended and Restated Effective March 7, 2005).

10.7	Forms of Stock Option Grant Agreements for the 1999 Equity Incentive Plan (Amended and Restated Effective March 7, 2005).

10.8	Form of Performance Unit Agreement (Amended and Restated Effective March 7, 2005).